UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 19, 2005

Outlook Group Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	000-18815	39-1278569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1180 American Drive, Neenah, Wisconsin		54956
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(920) 722-2333

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2005, the shareholders of Outlook Group Corp. approved the Outlook Group Corp. 2005 Equity Incentive Plan (the "2005 Plan"). The 2005 Plan, which was subject to, and therefore became effective upon such approval, provides for the grant of stock options, stock appreciation rights and/or restricted stock to Outlook Group officers, key employees and directors. The Plan is administered, and awards will be made, by the Compensation Committee of the Board of Directors. Total number of shares for which such awards may be made pursuant to the 2005 Plan is 200,000, subject to further specific limits on particular types of awards, and on awards to individual persons in any year.

A copy of the 2005 Plan is attached as Appendix A to Outlook Group’s definitive proxy statement dated September 7, 2005 for its 2005 annual meeting of shareholders, and is incorporated herein by reference as Exhibit 10.1.

Item 1.02 Termination of a Material Definitive Agreement.

Effective upon the adoption of the 2005 Plan, awards may no longer be granted under the Outlook Group Corp. 1999 Stock Option ("1999 Plan"), which is now terminated except with respect to options which have previously been granted under the 1999 Plan; those options remain outstanding and exercisable until they expire in accordance with the 1999 Plan and their terms.

Item 8.01 Other Events.

In addition to adoption of the 2005 Plan, at the Outlook Group Corp. annual meeting of shareholders on October 19, 2005, shareholders elected the three management nominees - Harold J. Bergman, Michael P. Cisler (a new director) and Richard C. Fischer - for director and ratified the selection of Vichow, Krause & Company, LLP as Outlook Group’s independent auditors for fiscal 2006.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Outlook Group Corp. 2005 Stock Incentive Plan – Incorporated by reference from Appendix A to Outlook Group’s definitive proxy statement dated September 7, 2005 for its 2005 annual meeting of shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Group Corp.

October 21, 2005	By:	Paul M. Drewek

Name: Paul M. Drewek
Title: Chief Financial Officer